UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 18, 2014

 PRINCIPLED EQUITY MARKET FUND

 (Exact name of registrant as specified in its charter)

Massachusetts	811-08482	04-3306667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street
Wellesley, Massachusetts  02481
(Address of principal executive offices and zip code)

(239) 304-1679
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 12, 2014, the Principled Equity Market Fund (the “Fund”) announced that it had received written notice from the Chicago Stock Exchange (“CHX” or “Exchange”) on February 10, 2014 informing the Fund that the Exchange was proposing to delist the Fund's shares because the Fund, despite recent increases in the number of its shareholders, has become so closely held and so thinly traded that the Exchange believes that it is no longer feasible to maintain a reasonable market in the shares of the Fund pursuant to CHX Article 22, Rule 22(b) and its Tier II maintenance standards.  The Fund indicated that management of the Fund was considering the costs and benefits of requesting a hearing to appeal the proposed delisting.   On February 18, 2014, after further consideration and discussion, the Board of Trustees and management of the Fund determined that the best course of action for the Fund and its shareholders was to not pursue an appeal of the proposed delisting, but instead to pursue other options to facilitate a market in the Fund’s shares, including periodic tender offers.  While the Fund has not yet been informed by the Exchange of a specific date on which its shares will be delisted, the Exchange has indicated that absent an appeal by the Fund, the delisting could occur on or about March 7, 2014.

The Fund will notify shareholders of any further developments regarding the Fund’s listing on the Exchange, and the progress of the Fund in pursuing other options to facilitate transactions in the Fund’s shares.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Principled Equity Market Fund

	By:	/s/ David W.C. Putnam
President and Secretary

Dated: February 21, 2014